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                                                                   EXHIBIT 12(b)

RATIO OF EARNINGS TO FIXED CHARGES

Union Pacific Corporation and Subsidiary Companies
(Unaudited)

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
                                                                   Nine Months Ended September 30,
                                                                   ------------------------------
Millions of Dollars, Except Ratios                                   2002                   2001
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
Earnings:
     Net income .............................................     $   963                $   691
     Undistributed equity earnings ..........................         (39)                   (34)
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Total earnings ..............................................         924                    657
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Income taxes ................................................         520                    418
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Fixed charges:
     Interest expense including amortization of debt discount         479                    534
     Portion of rentals representing an interest factor .....          33                     30
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Total fixed charges .........................................         512                    564
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Earnings available for fixed charges ........................     $ 1,956                $ 1,639
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Ratio of earnings to fixed charges ..........................         3.8                    2.9
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